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                                                                    EXHIBIT 11.0


                 MINORPLANET SYSTEMS USA, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        (in thousands, except per share)

                                                                Three months ended      Nine months ended
                                                                      May 31,                May 31,
                                                               --------------------    --------------------
                                                                 2003        2002        2003        2002
                                                               --------    --------    --------    --------
Net loss applicable to common stockholders:
      Net loss                                                 $ (3,228)   $ (4,450)   $(12,105)   $(15,817)

Weighted average number of shares outstanding:
      Weighted average number of shares outstanding,
        net of treasury shares - Basic EPS                       48,349      48,236      48,349      48,112
      Additional weighted average shares for
       assumed exercise of stock options, net
       of shares assumed to be repurchased with
       exercise proceeds                                             --          --          --          --
                                                               --------    --------    --------    --------
Weighted average number of shares outstanding,
       net of treasury shares - Diluted EPS                      48,349      48,236      48,349      48,112
                                                               ========    ========    ========    ========

Net loss per common share applicable to common stockholders:

       Basic EPS                                               $  (0.07)   $  (0.09)   $  (0.25)   $  (0.33)
                                                               ========    ========    ========    ========

       Diluted EPS                                             $  (0.07)   $  (0.09)   $  (0.25)   $  (0.33)
                                                               ========    ========    ========    ========
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